FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 31, 2005

                          Meditech Pharmaceuticals Inc.
                    ---------------------------------------
             (Exact name of registrant as specified in its charter)



         Nevada                        000-12561                 95-3819300
------------------------         ---------------------       -------------------
(State of Incorporation)         (Commission File No.)         (IRS Employer
                                                             Identification No.)


               10105 E. Via Linda, #103, Scottsdale, Arizona 85258

           (Address of principal execute offices, including zip code)

                                 (480) 614-2874
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.01         Changes in Control of Registrant
                  --------------------------------

         On January 31, 2005, Gerald N. Kern and Cynthia S. Kern sold 1,416,593 shares of common stock of Meditech Pharmaceuticals Inc. to Halter Capital Corporation. Such stock represents 78% of all shares outstanding, and as a result of the sale the Registrant experienced a change in control. The purchase price of the shares was $250,000, paid in cash from the purchaser's existing funds. Upon closing, Kevin Halter, Jr. was appointed to fill a vacancy on the Board of Directors. The existing directors will remain in office until 10 days following notification to stockholders of the change in control. Existing management will be transferred to the Registrant's new subsidiary, East-West Distributors, Inc., to continue their efforts toward receiving regulatory approvals for new pharmaceuticals, and the Registrant will seek to diversify its business beyond the pharmaceutical industry.



ITEM 9.01         Financial Statements and Exhibits
                  ---------------------------------

         10.1     -     Stock Purchase Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 1, 2005               Meditech Pharmaceuticals, Inc.
                                        (Registrant)

                                        By:  /s/ Gerald N. Kern
                                           -------------------------------------
                                           Gerald N. Kern
                                           President and Chief Executive Officer




















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                                  EXHIBIT INDEX

Exhibit #

10.1                    Stock Purchase Agreement


























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